SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Mercury General Corporation

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4484 Wilshire Boulevard

Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of

Mercury General Corporation

Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the “Company”) will be held at the Wilshire Plaza Hotel, 3515 Wilshire Boulevard, Los Angeles, California on May 9, 2007 at 10:00 a.m., for the following purposes:

1.	To elect nine directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified; and

2.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 15, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California

April 3, 2007

MERCURY GENERAL CORPORATION

4484 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 9, 2007, at the Wilshire Plaza Hotel, 3515 Wilshire Boulevard, Los Angeles, California. This Proxy Statement was first mailed to shareholders on or about April 3, 2007.

All shareholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted FOR the election of the Board of Directors’ nominees for director. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Shareholders of record at the close of business on March 15, 2007 will be entitled to vote at the meeting. As of that date, 54,680,676 shares of common stock, without par value (“Common Stock”), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum. The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

VOTING

In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of an intention to cumulate votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee’s name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as the shareholder sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of the Board of Directors’ nominees. The proxy may not be voted for more than nine persons.

The Board of Directors recommends that shareholders vote FOR election of the nine directors named in this Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified (see page 3).

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 15, 2007 by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table below and (iv) the executive officers and directors of the Company as a group. The Company believes that, except as otherwise noted, each individual has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
George Joseph Named Executive Officer and Director	18,804,061	(1)(2)	34.4%
Gloria Joseph	9,161,600	(1)(3)	16.8%
Gabriel Tirador Named Executive Officer and Director	77,374	(4)	*
Joanna Y. Moore Named Executive Officer	6,975	(4)	*
Theodore Stalick Named Executive Officer	14,500	(4)	*
Christopher Graves Named Executive Officer	14,241	(4)	*
Michael D. Curtius Director and Executive Consultant	16,206	(4)	*
Nathan Bessin Director	7,500		*
Bruce A. Bunner Director	2,500		*
Richard E. Grayson Director	—		*
Charles E. McClung Director	27,500	(5)	*
Donald P. Newell Director	4,500		*
Donald R. Spuehler Director	2,000		*
All Executive Officers and Directors	19,068,782	(4)	34.87%

*	Less than 1.0% of the outstanding Common Stock.
(1)	As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company’s Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933, as amended. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least 5% of the then outstanding shares of the Company’s Common Stock.
(2)	George Joseph’s business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. Includes 1,600 shares held in trust for the benefit of Mr. Joseph’s daughter over which Mr. Joseph maintains dispositive and voting power.
(3)	Gloria Joseph’s business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.
(4)	The table includes the following shares issuable upon exercise of options that are exercisable within 60 days from March 15, 2007: Gabriel Tirador, 68,412; Joanna Moore, 2,000; Theodore Stalick, 14,000; Christopher Graves, 8,000; Michael Curtius, 5,000; all executive officers and directors as a group 116,412. The table also includes shares owned by the ESOP feature of the Company’s profit sharing plan and allocated to the executive officers of the Company.
(5)	Includes 27,500 shares held jointly with Mr. McClung’s wife.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated and recommends for election as directors the following nine persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company. The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The table below indicates the position with the Company, tenure as director and age of each nominee as of March 15, 2007.

Name	Position with the Company	Age	Director Since
George Joseph	Chairman of the Board	85	1961	(1)
Gabriel Tirador	President, Chief Executive Officer and Director	42	2003
Michael D. Curtius	Director and Executive Consultant	56	1996
Nathan Bessin	Director	81	1991
Bruce A. Bunner	Director	73	1991
Richard E. Grayson	Director	77	1985
Charles E. McClung	Director	92	1961	(1)
Donald P. Newell	Director	69	1979	(1)
Donald R. Spuehler	Director	72	1985

(1)	Date shown is the date elected a director of Mercury Casualty Company, a predecessor of the Company. Each of these individuals was elected a director of the Company in 1985.

Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors.

George Joseph, Chairman of the Board of Directors, has served as Chairman since 1961. He held the position of Chief Executive Officer of the Company for 45 years between 1961 and December 2006 and of President of the Company most recently between October 2000 and October 2001. He has more than 50 years experience in all phases of the property and casualty insurance business.

Gabriel Tirador, President and Chief Executive Officer of the Company, has served as Chief Executive Officer since January 1, 2007 and as President since October 2001. He was the Company’s Vice President and Chief Financial Officer from February 1998 until October 2001. From January 1997 to February 1998, he served as Vice President and Controller of the Automobile Club of Southern California. Prior to that, he served as the Company’s assistant controller from March 1994 to December 1996. Mr. Tirador has over 20 years experience in the property and casualty insurance industry and is a certified public accountant.

Michael D. Curtius served as President and Chief Operating Officer of the Company from May 1995 until October 2000. Since October 2000, Mr. Curtius has been employed by the Company as an executive consultant. He served as Vice President and Chief Claims Officer of the Company from October 1987 until May 1995.

Nathan Bessin has been a Senior Partner of J. Arthur Greenfield & Co., Certified Public Accountants, for more than five years.

Bruce A. Bunner has been retired since February 2002. From January 1996 to February 2002, Mr. Bunner was President of Financial Structures, Limited, a Bermuda based insurance company and a subsidiary of Royal &

SunAlliance Group plc. From April 1994 to April 1995, Mr. Bunner served as Director of External Affairs of Zurich Centre Advisors, Inc., a consulting company specializing in insurance and reinsurance risk arrangements. From January 1991 to April 1994, he served as Chairman of the Board of Centre Reinsurance Company of New York, a reinsurance company. Mr. Bunner was a partner in the firm of KPMG LLP, Certified Public Accountants, from 1974 to 1990, except during the period from 1983 to 1986 when he served as Insurance Commissioner of the State of California.

Richard E. Grayson has been retired since January 1995. Prior to such time, Mr. Grayson was Senior Vice President of Union Bank of Los Angeles, California and President and Director of Current Income Shares, Inc., a publicly held closed-end investment company.

Charles E. McClung has been retired since January 2000. Prior to January 2000, Mr. McClung was the president and principal shareholder of McClung Insurance Agency, Inc., an insurance agency located in Montebello, California. Mr. McClung currently serves as chairman of the board of directors of that agency.

Donald P. Newell has been Senior Vice President and General Counsel of SCPIE Holdings Inc., an insurance holding company, since January 2001. Prior to January 2001, Mr. Newell was a partner of the law firm of Latham & Watkins in San Diego, California.

Donald R. Spuehler has been retired since February 1995. From February 1992 through January 1995, Mr. Spuehler was of counsel to the law firm of O’Melveny & Myers of Los Angeles, California. Prior to February 1992, Mr. Spuehler was a partner of O’Melveny & Myers.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

CORPORATE GOVERNANCE

Corporate Governance Documents

The Company has adopted Corporate Governance Guidelines that outline the Company’s corporate governance policies and principles. The Company’s Corporate Governance Guidelines and its other corporate governance documents, including its Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter, are available, free of charge, on the Company’s website at www.mercuryinsurance.com under the “Investor Info” and “Corporate Governance” tabs. The Company will also provide copies of these documents, free of charge, to any shareholder upon written request to the Company’s Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Director Independence

New York Stock Exchange (the “NYSE”) rules and regulations require listed companies to have a board of directors with a majority of independent directors. The Company’s Board of Directors currently consists of nine directors. The Board has determined that each of Nathan Bessin, Bruce A. Bunner, Richard E. Grayson, Charles E. McClung, Donald P. Newell and Donald R. Spuehler has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” under NYSE listing standards. Of the remaining directors, Messrs. Joseph and Tirador currently serve as executive officers of the Company and Mr. Curtius is currently employed by the Company as an executive consultant.

To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to, or are more rigorous than, the independence requirements of the NYSE. In addition to evaluating each director against the Company’s Director Independence Standards, which are attached to this Proxy Statement as Annex A and included in the Company’s Corporate Governance Guidelines available on the Company’s website noted above, the Board considers all relevant facts and circumstances in making its independence determination.

Board of Directors and Committees

The Board of Directors held four meetings during the last fiscal year and is scheduled to meet quarterly during the current fiscal year. In 2006, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. Directors are encouraged to attend in person each Annual Meeting of Shareholders. Five directors attended the Annual Meeting of Shareholders in 2006.

The Company has an Audit Committee established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The responsibilities of the Audit Committee include, among other things, selecting and engaging the Company’s independent auditors, reviewing the scope of audit engagements, reviewing comment letters of such auditors and management’s response thereto, approving professional services provided by such auditors, reviewing the independence of such auditors, reviewing any major accounting changes made or contemplated, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. The Audit Committee currently consists of Nathan Bessin, Donald P. Newell and Donald R. Spuehler, with Nathan Bessin acting as Chairman of this Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” and meets the financial literacy requirements of the listing standards under the NYSE, that each member of the Audit Committee meets the enhanced independence standards established by the Securities and Exchange Commission (the “SEC”) and that Mr. Bessin qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The Audit Committee held nine meetings in 2006.

The Company has a Compensation Committee currently consisting of Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson, with Donald R. Spuehler acting as Chairman of this Committee. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors. The Compensation Committee held two meetings in 2006. The responsibilities of the Compensation Committee include, among other things, discharging the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, by designing in consultation with management and evaluating the compensation plans, policies and programs of the Company with respect to such executive officers, and administering the Company’s stock option plan and Senior Executive Incentive Bonus Plan. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis for inclusion on the Company’s Proxy Statement. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the NYSE listing standards. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive compensation is provided below in “Executive Compensation” as part of the Compensation Discussion and Analysis and under the Summary Director Compensation Table.

The Company has a Nominating/Corporate Governance Committee currently consisting of Donald P. Newell, Nathan Bessin and Donald R. Spuehler, with Donald P. Newell acting as Chairman of this Committee. The Nominating/Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee held two meetings in 2006. The responsibilities of the Nominating/Corporate Governance Committee include, among other things, identifying and recommending to the Board of Directors qualified candidates for nomination as directors of the Company, developing and recommending to the Board of Directors corporate governance principles applicable to the

Company, developing and overseeing the Company’s policy for review and approval of related party transaction and overseeing the evaluation of the Board of Directors and management of the Company. The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the NYSE listing standards.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of its non-management directors, and at least annually schedules a meeting with only independent directors. In accordance with the Company’s corporate governance guidelines, Donald P. Newell, Chairman of the Nominating/Corporate Governance Committee, will preside at these meetings. During 2006, the Board held four executive sessions of its non-management directors, including at least one such session with only independent directors.

Director Nomination Process

Director Qualifications. The Nominating/Corporate Governance Committee has established certain criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company’s industry and with relevant social policy concerns; (d) experience as a board member of another publicly held company; (e) academic expertise in an area of the Company’s operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Identification and Evaluation of Nominees for Directors. The Board of Directors believes that, based on the Nominating/Corporate Governance Committee’s knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating/Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Nominating/Corporate Governance Committee not to accept unsolicited nominations from shareholders. In making its nominations, the Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating/Corporate Governance Committee will generally poll the Board members and members of management for recommendations. The Nominating/Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Nominating/Corporate Governance Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Each of the nominees for election as director at the 2007 Annual Meeting of Shareholders were elected at the Annual Meeting of Shareholders held in 2006. Each of the nominees for election are recommended by the Nominating/Corporate Governance Committee to stand for reelection.

Communication with Directors

Shareholders and other interested parties may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Mercury General Corporation – Non-Management Directors, P.O. Box 36662, Los Angeles, California 90036. Copies of written communications received at such address will be directed to the relevant director or the non-management directors as a group.

Code of Business Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics that applies to its officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a “code of business conduct and ethics” within the meaning of the NYSE listing standards.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Overview

The Company’s executive compensation program is designed to be simple and clear and understandable to employees and investors. The Company seeks to reward and promote activities that promote the achievement of premium growth while managing costs and losses to maximize underwriting income and ultimately increase shareholder value. The Company’s executive compensation program is administered, in the judgment of management, to tie total compensation to performance of the Company’s business, and to align executive officer incentives with creation of shareholder value the Company seeks to achieve.

Pursuant to a standing resolution of the Board of Directors adopted on January 11, 1986, Mr. Joseph, then President and Chief Executive Officer of the Company, was given authority for hiring, promotion and the establishment of compensation for all executive officers other than himself. The Compensation Committee is and has been responsible for establishment of compensation for Mr. Joseph. Effective January 1, 2007, Mr. Tirador was appointed Chief Executive Officer of the Company and his compensation became subject to determination by the Compensation Committee. Except for the compensation of Mr. Tirador, Mr. Joseph retains the authority to establish compensation for all other executive officers and, with Mr. Tirador, annually reviews compensation and responsibilities of all other executive officers.

The Company’s compensation program is designed to provide executive officers total compensation commensurate with responsibilities and competitive with compensation provided to executives in like positions, as determined by Messrs. Joseph and/or Tirador, based on their experience in the insurance industry and the Company’s continuing surveillance of industry and general business practice.

The Company’s executive compensation philosophy and the total compensation provided to executive officers are reviewed by the Compensation Committee annually.

Components of Executive Compensation

The Company’s executive compensation program consists of base salary, annual cash bonuses, long-term incentives, and perquisites and benefits:

Base Salary. The Company provides base salary to provide a stable annual salary at a level consistent with individual contributions. Base salary for executive officers is determined on the date of hire and evaluated annually thereafter or on any material change of duties or position. The base salary of the Chief Executive Officer is determined on an annual calendar year basis by the Compensation Committee. With the establishment of the office of Chairman of the Board as an executive position within the Company effective January 1, 2007, the Compensation Committee is also responsible for determining the base salary provided to the Chairman of the Board. Decisions regarding the base salary of the Chairman of the Board and Chief Executive Officer are reported to the Board of Directors at its first quarter meeting. In addition to their cash compensation, both Mr. Joseph and Mr. Tirador receive director fees. Pursuant to the standing resolution described above, Mr. Joseph, with the assistance of Mr. Tirador, establishes the base salary of other executive officers. Salary increases generally take into account underwriting results, revenues and the successful attainment of goals set by Messrs. Joseph and Tirador, as Chairman of the Board and President and Chief Executive Officer, respectively.

Annual Cash Bonuses. In addition to base salary, a substantial portion of total compensation for executive officers is provided through annual cash bonuses. Performance-based cash bonuses are paid to the Company’s executive officers and other employees from a bonus pool that is created annually based on a percentage of the Company’s underwriting income determined in accordance with generally accepted accounting principles. Performance-based cash bonuses paid to Messrs. Joseph and Tirador are paid from the same bonus pool and are earned under the Company’s Senior Executive Incentive Bonus Plan (the “Senior Plan”), which was approved by the Company’s shareholders in 2003. Under the Senior Plan, the Compensation Committee awards a percentage of the Company’s underwriting income determined by the Compensation Committee annually at the beginning of each fiscal year to each of Mr. Joseph and Mr. Tirador to encourage their efforts to manage the Company to maximize underwriting income, which is a measure of the Company’s core profitability. Messrs. Joseph and Tirador determine the bonus awards granted to executive officers other than the Chairman of the Board and Chief Executive Officer. The bonus awards, which are paid from the bonus pool described above, are determined on a discretionary basis to reward executive officers for individual performance, successful attainment of goals established by Messrs. Joseph and Tirador, and the executive officer’s ability to manage his or her area of responsibility, including direct and indirect costs as the volume of business varies, turnover and morale of employees under the executive officer’s management, claims adjusting expenses and prevailing practice in the industry. In addition to performance-based cash bonuses, each executive officer, as do all employees, receives an additional bonus in December each year equivalent to one-half-month’s salary.

Long-Term Incentive Compensation. Long-term incentive compensation generally includes awards granted under the Company’s 2005 Equity Incentive Award Plan (the “Plan”), which has been approved by shareholders. While stock options have been the dominant awards granted under the Plan, awards eligible under the Plan include a variety of stock-based compensation awards such as restricted stock, dividend equivalent awards, deferred stock awards, stock payment awards, stock appreciation rights and performance awards. The objective of awards under the Plan is to align executive officers’ interests with the longer term interests of shareholders. These awards, which are at risk and dependent on the creation of incremental shareholder value or the attainment of cumulative financial targets over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual’s potential to make significant contributions to the Company and award levels at other similar companies.

With the exception of one grant of restricted stock (which was subsequently forfeited to the Company), the Company has granted only stock options under the Plan and its predecessor plan extending back to 1995. Option grants are recommended to the Compensation Committee by management, are considered and approved by the

Compensation Committee in connection with the quarterly Board of Directors meetings and are granted on the date of the meeting at 100% of fair market value of Company stock on the date of grant, as defined in the Plan.

Other Benefits Programs. The Company’s executive compensation program also includes what it believes to be competitive benefits plans and programs, including a 401(k) savings plan and health and welfare benefits, such as medical, dental, vision care and life insurance benefits. In addition, from time to time, the Company provides executive officers with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with its overall compensation philosophy to enable the Company to attract and retain the services of high-quality executive officers. The Compensation Committee periodically reviews the types and levels of perquisites that are provided to executive officers. The named executive officers are provided with the following additional personal benefits: all named executive officers other than Mr. Graves are provided with company-owned automobiles, the Company makes payments on behalf of Messrs. Joseph and Tirador under its health and welfare benefits plans and the Company pays club dues on behalf of Mr. Joseph.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. The Company’s executive compensation programs are designed to preserve the deductibility of compensation payable to executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or types of compensation.

Conclusion

With compensation based on annual base salary, performance-based bonuses, long term equity incentives and participation in non-discriminatory profit sharing and employee benefits plans, the Company has not made the more complex types of compensation practices part of its compensation program. There are no severance agreements covering any executive officers of the Company. No executive officers have change of control or “parachute” payments arrangements. No loans or loan policy exists with respect to executive officers. There are no deferred compensation programs in effect aside from the qualified Section 401(k) plan and no Supplemental Executive Retirement Plan or similar plans exist for executive officers. While future events may dictate the addition of different or additional compensation methods, there is no present plan to change the simple compensation policy now in effect.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders.

The Compensation Committee

Donald R. Spuehler, Chair

Bruce A. Bunner

Richard E. Grayson

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers, the named executive officers, for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
George Joseph Chairman of the Board	2006	$800,000	$33,335	—	$899,208	$42,979	$1,775,522

Gabriel Tirador President, Chief Executive Officer and Director	2006	550,000	22,918	$96,825	749,340	54,027	1,473,110

Joanna Y. Moore Senior Vice President and Chief Claims Officer	2006	256,765	316,968	28,022	—	16,979	618,734

Theodore Stalick Vice President and Chief Financial Officer	2006	362,500	187,667	29,783	—	16,431	596,381

Christopher Graves Vice President and Chief Investment Officer	2006	260,344	298,959	4,612	—	10,551	574,466

(1)	Represents the annual one-half-month’s bonus awarded to all employees of the Company plus awards to the named executive officers as determined by Messrs. Joseph and Tirador based on the individual officer’s performance.
(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock option awards granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to note 12 of the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. Mr. Joseph has not been granted stock options.
(3)	Represents the awards to Messrs. Joseph and Tirador under the Company’s Senior Executive Incentive Bonus Plan described in more detail under “Senior Executive Incentive Bonus Plan” below.
(4)	See All Other Compensation table below.

All Other Compensation

The following table describes each component of the All Other Compensation column of the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits (1)	Company Contributions to Retirement and 401(k) Plans (2)	Total
George Joseph	2006	$39,928	$3,051	$42,979
Gabriel Tirador	2006	43,476	10,551	54,027
Joanna Y. Moore	2006	6,428	10,551	16,979
Theodore Stalick	2006	5,880	10,551	16,431
Christopher Graves	2006	0	10,551	10,551

(1)	Represents for Mr. Joseph director’s fees in the amount of $24,000, payments for health insurance on behalf of Mr. Joseph in the amount of $8,122, personal use of company automobile in the amount of $5,286, and club dues in the amount of $2,520; for Mr. Tirador director’s fees in the amount of $24,000, personal use of company automobile in the amount of $11,354 and payments for health insurance on behalf of Mr. Tirador in the amount of $8,122; and for Ms. Moore and Mr. Stalick personal use of company automobile in the amount of $6,428 and $5,880, respectively.
(2)	Represents the Company’s contributions under its profit sharing plan for Company employees and the Company’s matching contributions under a 401(k) option to the profit sharing plan for Mr. Joseph in the amounts of $3,051 and $0, respectively, and for all other Named Executive Officers in the amounts of $3,051 and $7,500, respectively.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named at the fiscal year ended December 31, 2006.

Name	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable
Gabriel Tirador	10,000	0	10,000	$42.31	08/07/2008
	2,412	0	2,412	22.06	12/10/2009
	6,000	0	6,000	23.59	01/28/2010
	50,000	0	50,000	41.56	10/26/2011

Joanna Y. Moore	2,000	8,000	10,000	58.83	10/28/2015

Theodore Stalick	5,000	0	5,000	42.31	08/07/2008
	1,000	0	1,000	29.77	10/27/2010
	5,000	0	5,000	41.56	10/26/2011
	3,000	4,500	7,500	51.43	10/29/2014

Christopher Graves	8,000	0	8,000	35.05	10/28/2015

(1)	All options listed above become exercisable in five equal installments on the first through fifth anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal 2006

The following table includes certain information with respect to the options exercised by the executive officers named above during the fiscal year ended December 31, 2006.

Name	Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise
Theodore Stalick (1)	7,500	$243,576

(1)	On May 17, 2006, Mr. Stalick exercised options to purchase 3,500 shares of the Company’s common stock with an exercise price of $22.0625 and options to purchase 4,000 shares of the Company’s common stock with an exercise price of $29.77.

Summary Director Compensation Table

The table below summarizes the compensation paid by the Company for the fiscal year ended December 31, 2006 to directors other than Messrs. Joseph and Tirador, whose director compensation is disclosed above in the “All Other Compensation Table”.

Name	Fees Earned or Paid in Cash (1)	All Other Compensation		Total
Nathan Bessin	$40,000	—		$40,000
Bruce A. Bunner	22,000	—		22,000
Michael Curtius	24,000	312,140	(2)	336,140
Richard E. Grayson	25,000	6,000	(3)	31,000
Charles E. McClung	24,000	—		24,000
Donald P. Newell	41,000	—		41,000
Donald R. Spuehler	40,250	—		40,250

(1)	For 2006, each of the Company’s non-employee directors received a $3,000 quarterly retainer and $3,000 for each board of directors meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings. In addition, members of Board committees receive additional compensation for service on Board committees. The chair of the Audit Committee receives an annual retainer of $1,500, and each member of the Audit Committee receives $2,500 per Audit Committee meeting attended in person. The chair of the Compensation Committee receives compensation based upon the number of hours spent on committee matters outside of committee meetings and members of the Compensation Committee receive $500 per meeting attended (other than meetings held on the date of meetings of the entire Board of Directors). The chair of the Nominating/Corporate Governance Committee receives an annual retainer of $1,500 and $1,500 per meeting attended, and each other member of the Nominating/Corporate Governance Committee receives $1,000 per meeting attended plus, in each case, reimbursement of their out-of-pocket expenses incurred in attending such meetings.
(2)	Mr. Curtius is employed by the Company as an Executive Consultant, and the amount presented reflects compensation paid to or earned by Mr. Curtius during 2006.
(3)	Represents amounts received by Mr. Grayson for service on the Company’s Investment Committee.

In accordance with the Company’s Corporate Governance Guidelines, the Company’s senior management annually reports to the Compensation Committee regarding the status of the Company’s non-employee director compensation in relation to other U.S. companies of comparable size and the Company’s competitors, including consideration of direct and indirect forms of compensation to the non-employee directors such as charitable contributions by the Company to organizations in which a non-employee director is involved. Following its review of the report, the Compensation Committee recommends any changes in non-employee director compensation to the Chairman of the Board. Any changes in non-employee director compensation are considered and approved by the Board of Directors after a full discussion. The present structure of fees paid to directors has been in effect since January 1, 2005.

Senior Executive Incentive Bonus Plan

The Company’s Board of Directors adopted a Senior Executive Incentive Bonus Plan (the “Senior Plan”) on March 23, 1998 and reapproved the Senior Plan on January 31, 2003, which was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on May 13, 1998 and again at the Annual Meeting of Shareholders held on May 14, 2003. Under the Senior Plan, designated executive officers of the Company are eligible to receive bonus payments. The Senior Plan provides an incentive for senior executives to perform superior work, ties the incentives of such executives to those of the Company and its shareholders, and enables the Company to attract and retain highly qualified senior executives. The Company believes that the bonuses payable by the Company under the Senior Plan to its senior executives will be fully deductible for federal income tax purposes. Messrs. Joseph and Tirador were the only participants in 2006.

Compensation Committee Interlock and Insider Participation in Compensation Decisions

No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee during 2006.

RELATED PERSON TRANSACTIONS

Related Party Transaction Approval Policy

The Board of Directors recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interest of the Company. Accordingly, the Board has adopted a policy and procedures for the review, approval and ratification of such transactions. For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that is reportable under the Securities and Exchange Commission’s rules regarding related party transactions.

Under this policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interest of the Company. The policy provides for the Nominating/Corporate Governance Committee to review and approve a transaction involving a director, the CEO or 5% shareholder, and for the CEO to review and approve a transaction involving any executive officer (other than the CEO and any executive who is also a director). Notice of a decision by the CEO to approve a related party transaction should be sent to the Nominating/Corporate Governance Committee prior to finalizing the transaction, which may seek more information or call a meeting to review the transaction in greater detail. If a director or executive officer becomes aware of a transaction that should have been but was not approved in advance under this policy, he or she should report the transaction to whomever would have approved the transaction had it been submitted for advance approval. If the transaction is ongoing and revocable, it should be reviewed to determine whether ratification or other action should be taken. If the transaction is completed and not revocable, it should be evaluated to determine if any mitigation or other action should be taken. The Company’s related party transaction policy also provides that certain transactions that meet the criteria set forth in the policy have standing pre-approval.

Management is expected to report to the Nominating/Corporate Governance Committee any transaction with a related party that is not covered by this policy because it is not reportable under the SEC rules or that involves employment of an immediate family member not reported to the Nominating/Corporate Governance Committee in advance as described above.

Certain Relationships and Related Person Transactions

Ellen Joseph, the daughter of George Joseph, is the beneficial owner of Metro West Insurance Services, Inc., a California insurance agency. In 2006, the Company paid commissions to that agency in accordance with the Company’s standard agency contract of $830,733. Louise Toney, George Joseph’s sister, acts as manager for the agency and receives as compensation a portion of those commissions.

Charles E. McClung, a director of the Company, is the chairman of the board of directors of McClung Insurance Agency, Inc., which has been an independent agent of the Company since 1962. Mr. McClung’s son, Thomas McClung, is the President and principal shareholder of McClung Insurance Agency, Inc. In 2006, the Company paid commissions to that agency of $761,923.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Mercury General Corporation Board of Directors is composed of three independent directors as required by the listing standards of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Nathan Bessin (Chair), Donald R. Spuehler and Donald P. Newell.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, for performing an independent audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of financial information systems design and other non-audit services by the independent accountants is compatible with their independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

February 20, 2007

The Audit Committee

Nathan Bessin, Chair

Donald R. Spuehler

Donald P. Newell

Audit Fees for Fiscal 2005 and 2006

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent accountants, for the fiscal years ended December 31, 2005 and 2006 are as follows:

	2005	2006
Audit Fees (1)	$1,375,000	$1,782,000
Audit-Related Fees (2)	17,695	4,872
Tax Fees	—	—
All Other Fees	—	—

(1)	Audit Fees consists of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and Annual Report to Shareholders, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services in connection with the Company’s insurance subsidiaries statutory and regulatory financial statement filings for those fiscal years. Audit Fees also include the audit of management’s assessment of internal control over financial reporting.
(2)	Audit-Related Fees consists primarily of fees associated with services related to the Company’s Form S-8 filing and miscellaneous administrative services in connection with the Company’s regulatory filing requirements in 2005 and 2006.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors.

Representatives of KPMG LLP will be present at the Annual Meeting, will be available to respond to questions and may make a statement if they so desire.

Selection of Independent Auditors

The Audit Committee is responsible to select the independent auditors to audit the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K. The Audit Committee selected KPMG LLP during 2006 as independent auditors for that year, and has selected KPMG LLP to review the interim financial statements of the Company for the first three quarters of 2007. The Audit Committee expects to select the independent auditors of the Company’s annual financial statements for 2007 during the next few months, as part of its normal selection process.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

SECTION 16(a) REPORTING

Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company’s equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the SEC by a specified date his or her transactions in the Company’s securities. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 2006 fiscal year, which came to the Company’s attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. Charles Toney is the only reporting person to have made a late filing under Section 16(a). A Form 5 to report the purchase of shares of the Company’s Common Stock by Mr. Toney on March 30, June 30 and September 28, 2006 was filed on January 29, 2007. A Form 4 should have been filed for each transaction within two (2) business days of the same. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and a representation that such reports accurately reflect all reportable transactions as holdings.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by the Secretary of the Company not later than December 5, 2007, and any proposal of a shareholder submitted outside the processes of Rule 14a-8 must be received by the Company not later than January 10, 2008 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORTS

Copies of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission are available, without charge, upon written or faxed request to: Theodore Stalick, Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010 (fax: (323) 857-4923).

The Company’s Annual Report to Shareholders is being mailed with the Proxy Statement to shareholders of record on March 15, 2007. Upon request, the Company will furnish the Annual Report to any shareholder.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California

April 3, 2007

Annex A

DIRECTOR INDEPENDENCE STANDARDS

It is the policy of the Board of Directors of Mercury General Corporation (“Mercury”) that a majority of its members be independent of Mercury and its subsidiaries (collectively the “Company”). A director is independent if the Board of Directors affirmatively determines that the director does not have any direct or indirect material relationship with the Company. The determination of independence of directors will be disclosed in the proxy statement for each annual meeting of shareholders of Mercury, and specific explanation will be provided only for any director who is not considered to be independent. The Board of Directors has established the following categorical standards to assist in making the determination of director independence:

1.	A director is not independent if the director is currently employed by the Company or has been employed by the Company within the past three years, or if a member of his or her immediate family is currently, or has been within the past three years, an executive officer of the Company.

2.	A director is not independent if the director or a member of his or her immediate family receives or has received, during any twelve month period within the preceding three years, more than $100,000 as direct compensation from the Company, other than director and committee fees and pension and other deferred compensation for prior services.

3.	A director is not independent if the director or a member of his or her immediate family is a current partner of the Company’s independent auditor or was a partner or employee of the Company’s independent auditor within the past three years and personally worked on the Company’s audit within that time.

4.	A director is not independent if the director is a current employee of the Company’s independent auditor or if a member of the director’s immediate family is a current employee of the Company’s independent auditor and such family member participates in the independent auditor’s audit, assurance or tax compliance (but not tax planning) practice.

5.	A director is not independent if the director or any member of his or her immediate family is, or was within the preceding three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on such other company’s compensation committee.

6.	A director is not independent if the director or a member of his or her immediate family is a director, executive officer or other affiliate of another company that (i) made payments to or received payments from the Company for property or services in an amount which in any of the preceding three fiscal years exceeded the greater of $1.0 million or 2.0% of such other company’s consolidated gross revenues or (ii) entered into a transaction or transactions with the Company during the preceding fiscal year valued in the aggregate at greater than $1.0 million or 0.5% of the Company’s revenues or assets.

7.	A director is not independent if the director or a member of the director’s immediate family is or was, within the preceding three years, a director, executive officer, employee or trustee of a charitable organization or other not-for-profit organization, and the Company’s contributions to such organization in any single fiscal year exceeds or exceeded the greater of $1.0 million or 1.0% of the organization’s consolidated gross revenues.

For purposes of the above-described categorical standards, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home; provided, that any such persons who no longer have any such relationship as a result of legal separation or divorce, or death or incapacitation, shall not be considered immediate family members.

A-1

For relationships not covered by the above standards, the determination of whether such relationships are material for the purpose of determining whether a director is independent, shall be made by directors who satisfy the standards set out in paragraphs 1-7 above. In such situations, determination of independence shall be on a case-by-case basis, after consideration of all relevant facts and circumstances. For illustration purpose, if a director is an executive officer of a company that has paid the Company in excess of the greater of $1.0 million or 1.0% of that company’s consolidated gross revenues in the preceding year for the purchase of the Company’s products, the Board of Directors could determine, after considering all relevant facts and circumstances, that the relationship is not material to make a finding that the director is not independent. The Company must explain in its next annual proxy statement the basis for any determination by the Board of Directors that a relationship is not material even though the relationship did not meet the standards set forth under paragraphs 1-7 above.

The Board of Directors shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting to make such review, each non-employee director would be requested to supply the Board of Directors with complete information regarding the director’s relationships with the Company and its affiliates to assist the Board of Directors to evaluate the director’s independence.

Directors have an affirmative obligation to notify the Board of Directors of any material changes in their relationships, which may affect their independence status as determined by the Board of Directors. The obligation encompasses all relationships between directors and the Company or members of senior management and their affiliates.

A-2

MERCURY GENERAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the “Company”) hereby constitutes and appoints George Joseph, Charles E. McClung and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 9, 2007, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Please sign and date on reverse side)

MERCURY GENERAL CORPORATION P.O. BOX 11215 NEW YORK, N.Y. 10203-0215

☐	Ú DETACH PROXY CARD HERE Ú

	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.		☒ Votes must be indicated (x) in Black or Blue ink.

PROPOSAL 1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
								If you have comments, please mark this box.	☐

Nominees: George Joseph, Charles E. McClung, Donald R. Spuehler, Richard E. Grayson, Donald P. Newell, Bruce A. Bunner, Nathan Bessin, Michael D. Curtius, Gabriel Tirador								To change your address, please mark this box.	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions______________________________________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

S C A N L I N E

Important: Please sign exactly as your name appears on the Company’s Common Stock Certificate as set forth to the left. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give your full title as such. Each joint tenant should sign.

						Date	Share Owner sign here	Co-Owner sign here

MERCURY GENERAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the “Company”) hereby constitutes and appoints George Joseph, Charles E. McClung and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 9, 2007, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed.

ESOP Participants: As to those Common Shares that are held for the undersigned in the Employee Stock Ownership Plan feature of the Company’s Profit Sharing Plan, I Instruct the Trustee of such plan to sign a proxy for me and to mark the proxy as I specify on the reverse side. If I do not so specify or return the signed proxy, I understand that the Administrative Committee of such plan will instruct the Trustee how to vote the shares. I also understand that my vote will be held in the strictest confidence by State Street Bank & Trust, as Trustee for Mercury General Corporation ESOP Plan.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.	MERCURY GENERAL CORPORATION P.O. BOX 11446 NEW YORK, N.Y. 10203-0446

(Please sign and date on reverse side)

☐	Ú DETACH PROXY CARD HERE Ú

	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.		☒ Votes must be indicated (x) in Black or Blue ink.

PROPOSAL 1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
								If you have comments, please mark this box.	☐

Nominees: George Joseph, Charles E. McClung, Donald R. Spuehler, Richard E. Grayson, Donald P. Newell, Bruce A. Bunner, Nathan Bessin, Michael D. Curtius, Gabriel Tirador								To change your address, please mark this box.	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions______________________________________________________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

S C A N L I N E

Important: Please sign exactly as your name appears on the Company’s Common Stock Certificate as set forth to the left. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give your full title as such. Each joint tenant should sign.

						Date	Share Owner sign here	Co-Owner sign here